                                        EXHIBIT (10)(h)


                      CONSENT AND AGREEMENT
     This Consent and Agreement dated as of September 28, 1995 is by and among New England Power Company, a Massachusetts corporation ("Time Charterer"), Central Gulf Lines, Inc., a Delaware corporation ("CGL"), Enterprise Ship Company, Inc., a Delaware corporation ("Enterprise"), and The Bank of New York as Collateral Trustee ("Collateral Trustee").

                             RECITAL
                             -------

     WHEREAS, International Shipholding Corporation ("ISC") has entered into a Memorandum of Agreement, dated October 27, 1994, with Time Charterer and has, pursuant to such Memorandum of Agreement, nominated Enterprise to act as purchaser of that certain American Flag Vessel called "ENERGY INDEPENDENCE", Official No. 657540 of 24,900.7 tons gross and 16,131 tons net register (hereinafter called the "Vessel") an Addendum Number One, an Addendum Number Two and a Modification to such Memorandum of Agreement, dated September 22, 1995, September 22, 1995 and September 20, 1995, respectively, with Time Charterer (as amended, the "MOA") pursuant to which vessel shall be delivered to Enterprise;

     WHEREAS, by virtue of such purchase Enterprise is the owner of the Vessel and Enterprise is willing to bareboat charter the

Vessel to CGL, and CGL is willing to charter the Vessel for a period of fifteen (15) successive years commencing from the time and date of delivery of the Vessel, on the terms and conditions set forth in Bareboat Charter dated as of September 28, 1995 (the "Bareboat Charter");

     WHEREAS, in accepting ISC's nomination of Enterprise as purchaser under the MOA, Time Charterer has agreed that Enterprise will bareboat charter the Vessel to CGL pursuant to the Bareboat Charter in connection herewith has agreed to accept CGL as disponent owner under that certain Time Charter of the Vessel dated October 27, 1994, between ISC and Time Charterer, as amended by Addendum Number One dated September 22, 1995 and Addendum Number Two dated September 22, 1995 (as amended, the "Time Charter");

     WHEREAS, Enterprise, ISC, as Guarantor, Citibank, N.A., Credit Lyonnais Cayman Island Branch and First National Bank of Commerce, as Lenders, Citibank, N.A., as Agent and Citicorp Securities Inc., as Arranger have entered into a Credit Agreement, dated as of August 15, 1995 (as amended from time to time in accordance with its terms, the "Credit Agreement") providing for a loan to Enterprise in an aggregate principal amount not to exceed $50,000,000. Pursuant to the Credit Agreement, Enterprise has concurrently entered into a Collateral Trust Agreement with The

Bank of  New York as Collateral Trustee (the "Collateral
Trustee") pursuant to which the Collateral Trustee will hold certain security for the benefit of the Lenders;

     WHEREAS, CGL is executing an Assignment of Time Charter
(the "Assignment") pursuant to which it is assigning and transferring to Enterprise all its right, title and interest in and to the Time Charter with respect to the Vessel;

     WHEREAS, Enterprise is executing a Re-Assignment of Time Charter (the "Reassignment") pursuant to which it is assigning and transferring to the Collateral Trustee all its right, title and interest in and to the Time Charter with respect to the Vessel;

     WHEREAS, Enterprise is also executing an Assignment of Bareboat Charter (the "Assignment of Bareboat Charter") pursuant to which it is assigning and transferring to the Collateral Trustee all its right, title and interest in and to the Bareboat Charter with respect to the Vessel;

     WHEREAS, the Time Charterer has been asked to consent to such assignment and reassignment of the Time Charter and assignment of the Bareboat Charter and to certain modifications of the provisions of the Time Charter;

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, as herein set forth, it is hereby agreed as follows:

     I. Time Charterer hereby acknowledges notice of and, on and subject to the terms hereof, consents and agrees to the Assignment of Time Charter (the "CGL Assignment") by CGL and to the Reassignment of Time Charter by Enterprise (the "Reassignment") and to the Bareboat Charter Assignment by Enterprise referred to in the Reassignment, in each case as collateral security for the obligations of Enterprise under the Credit Agreement, the Loan Documents, the Notes and the Collateral Trust Agreement and to all of the respective terms thereof and hereby confirms and agrees:

     (A) that the Time Charter is in full force and effect, the Vessel has been accepted by the Time Charterer under the Time
Charter, and the First "Charter Year" has commenced as of the date of this Consent and Agreement;

     (B) that so long as the CGL Assignment and the Reassignment are in effect, Time Charterer will make payment of all moneys due and to become due from it under the Time Charter to the Retention Account maintained by the Collateral Trustee at its office at 101 Barclay Street, New York, New York (or any account designated in writing by the Collateral Trustee as a successor or replacement bank account), until receipt of written notice from the Collateral Trustee that all obligations of Enterprise secured by the Reassignment have been paid in full;

     (C)       pursuant to and subject to the provisions of
Section 11 of the Time Charter, payment of charter hire and other sums required to be paid by Time Charterer is absolute and unconditional and shall not be subject to any abatement, reduction, right of set-off or defense by reason of counterclaim or recoupment for any reason whatsoever which the Time Charterer may have against CGL as the "Owner" under the Time Charterer; moreover, none of the undersigned will seek to recover from the collateral trustee for any reason whatsoever any moneys paid by any of the undersigned to the Collateral Trustee by virtue of the Assignment or Reassignment and this Consent and Agreement and any such payment shall be final as to the Collateral Trustee;

     (D) so long as the Reassignment is in effect, and subject to the Time Charterer's rights to terminate the Time Charter in accordance with its terms and as modified by this Consent and Agreement, the undersigned will not amend or supplement the Time Charter, or agree to any decrease in the total number of days in any Charter Year, without first obtaining the written consent of the Collateral Trustee (which consent will not be unreasonably withheld); and

     (E) that, subject to the rights of the Time Charterer under the Time Charter and this Consent and Agreement, the Time Charterer will fully cooperate with the collateral Trustee in its exercise of the rights available to the Collateral Trustee under the Reassignment, including, without limitation, the right to act as "Owner" under the terms of the Time Charter or, subject to Time Charterer's rights under Section 48A of the Time Charter, provided the Time Charterer's consent will not be unreasonably withheld, to nominate a third party to act as "Owner" under the Time Charter.

     II. The Time Charterer hereby agrees to deliver to the Collateral Trustee a copy of any "Notice of Intention to Exercise Purchase Option" given under the Time Charter and to give written notice to the Collateral Trustee whether or not the Time Charterer will purchase the Vessel subject to the Mortgage. In the event the Time Charterer elects to purchase the Vessel free and clear of the Mortgage, upon payment of the Purchase Value (as defined in the Time Charter or in Article VII of this Consent and Agreement as the case may be) the Collateral Trustee shall execute (or cause to be executed) such instruments or documents, at Enterprise's expense, so as to cause the lien of the Mortgage and the Reassignment of the Time Charter to be released so that the Vessel can be sold and transferred to the Time Charterer free and clear of such liens and encumbrances.

     III. Enterprise and the Collateral Trustee agree that the rights of the Time Charterer to purchase the Vessel under the express terms of the Time Charter, as modified by this Consent and Agreement, shall continue in full force and effect regardless of the exercise of any rights of the Collateral Trustee under the Mortgage or the Reassignment of Time Charter or Assignment of Bareboat Charter (including without limitation any termination of the Bareboat Charter) and shall only be terminated in the event of judicial sale in admiralty of the Vessel; provided, however, that if any such judicial sale is not confirmed, the rights of the Time Charterer shall continue in full force and effect as if the sale of the Vessel had not occurred and provided further that nothing herein shall be deemed a waiver by the Collateral Trustee of the preferred status of the Mortgage in respect of third parties.

     IV. Notwithstanding the provisions of Section 48.A of the Time Charter to the contrary, the Time Charterer agrees that is shall not assign, transfer or otherwise dispose of any of its right, title or interest in, to or under the Time Charter without the prior written consent of the Collateral Trustee, and that any assignment, transfer or other disposition thereof without such consent shall be void, provided, however, that the Time Charterer may assign the Time Charter to a Related Company (as defined in Section 25, of the Time Charter) so long as the Time Charterer shall continue to perform its duties and obligations under the Time Charter and shall remain responsible as the primary obligor therefor, unless the Collateral Trustee otherwise consents.

     V.(A)     In connection with exercise of the Collateral
Trustee's remedies under the Collateral Trust Agreement, the Credit Agreement or the Loan Documents, CGL, Enterprise, the Time Charterer and the Collateral Trustee agree that any reassignment, transfer or other disposition by the Collateral Trustee of all of CGL's, Enterprise's, or any successor party's right, title and interest in, to and under the Bareboat Charter and/or the Time Charter as Owner to any person and any further reassignment, transfer or disposition thereof and to the sale, whether public or private or pursuant to judicial foreclosure, of the Vessel to any person in connection with the exercise of remedies by the Collateral Trustee or the Lenders pursuant to the Collateral Trust Agreement, the Credit Agreement and the Loan Documents, shall be subject to the Time Charterer's consent as provided in
Section 48.A of the Time Charter, as modified by this Consent and Agreement, which consents shall not be unreasonably withheld, provided that in all events any such reassignment, transfer or disposition shall not cause the Vessel to cease to qualify for operation in the United States' coastwise trade.

     (B)(1) In the event that the Collateral Trustee proposes to make a disposition of all of Enterprise's or CGL's right, title and interest in, to and under the Time Charter as Owner whether or not in connection with the sale of the Vessel in a private or judicially-ordered sale, pursuant to the exercise of remedies under the Collateral Trust Agreement, the Credit Agreement and the Loan Documents, it shall notify the Time Charterer in writing of such intention and offer the Time Charterer the opportunity to exercise its right to purchase the Vessel in accordance with APPENDIX 4 of the Time Charter, as modified by the Consent and Agreement.

     (2) Subject to the Time Charterer's purchase option, in the exercise of remedies under the Collateral Trust Agreement, the Credit Agreement and the Loan Documents, the Collateral Trustee may assign the Time Charter Either to a Qualified Operator pre-approved by the Time Charterer pursuant to Article V(B)(3) or to a Qualified Operator approved the Time Charterer pursuant to Article V(B)(4), and in either case, no other approval or consent of the Time Charterer shall be required. To be qualified an operator (i) must have a minimum Net Worth of $10 million and minimum Total Assets of

$25 million and (ii) be qualified to operate vessels in the U.S.
coastwise trade (a "Qualified Operator).

     (3) Within 20 days of the date hereof the Time Charterer shall furnish, and Enterprise shall cause the Time Charterer to furnish, to Enterprise and the Collateral Trustee a written list of four Qualified Operators to whom the Owner's role under the Time Charter may be assigned pursuant to this Article V(B). On the basis of such list Time Charterer, Enterprise and the Collateral Trustee shall, within 30 days of the date hereof arrive at and Approved List (the "Approved List") of Qualified Operators; profiled that if the Time Charterer fails to deliver such a list, or the parties fail to arrive at an Approved List, then the Collateral Trustee shall provide to the Time Charterer the names of four Qualified Operators and the Time Charterer shall select on of the operators in accordance with the last two sentences of Article V(B)(4). The Time Charterer agrees that annually it will either confirm that such Qualified Operators are still acceptable, or it will designate a replacement Qualified Operator for any operator acceptable to Time Charterer and the Approved List, as so modified, shall be effective for the forthcoming year. The Time Charterer's failure to confirm such Qualified Operators or to designate a replacement as aforesaid shall be deemed to be the Time Charterer's continued acceptance of the Approved List of Qualified Operators as then constituted.
     (4) The Collateral Trustee may elect not to exercise its rights under Article V(B)(2) above in which case it shall so advise the Time Charterer, and the Time Charterer shall select an operator from the Approved List, which operator must be able to operate the Vessel for a sum which equal to or less than the Maximum Operating Expense Amount as defined by the Credit Agreement (the "Expense Requirement"). The only grounds for the Time Charterer not selecting one of the operators from the Approved List shall be the inability of any of the listed operators to meet the Expense Requirement. If for such reason no operator can be selected from the Approved List, the Time Charterer shall so inform the Collateral Trustee. The Collateral Trustee then may either (i) approve selection of one of the operators by waiving the Expense Requirement or (ii) within ten
(10) days provide to the Time Charterer the names of four Qualified Operators. Subject to the Times Charterer's right of consent under Section 48A of the Time Charter (which will not be unreasonably withheld), the Time Charterer shall select one of the operators so designated by the Collateral Trustee, subject to the same Expense Requirement. Once an operator is selected pursuant to this Article V(B)(4), such operator shall continue to serve until a successor is appointed in accordance with the same procedure.

     (5) If a suitable successor operator is not selected in accordance with the procedures provided in Article V(B)(4), the parties shall enter into good faith negotiations to revise their economic assumptions in order to arrive at a basis on which to accept any of the candidates which previously had been dismissed for failure to meet the Expense Requirement test. If agreement on such terms cannot be negotiated, the Time Charterer shall have 15 days within which to exercise its purchase option, after which time the Collateral Trustee may either (i) notify the Time Charterer that it will forego (but without any waiver thereof) for the time being exercise of its remedies and have CGL continue to operate the Vessel or (ii) propose a purchaser who will take the Vessel over subject to the Time Charter or (iii) advise the Time Charterer that it intends to proceed with its remedies under the Credit Agreement and the Loan Documents, including its right to foreclose on the Vessel. The Time Charterer shall be free to terminate the Time Charter in the event that it does not agree with the Purchaser proposed by the Collateral Trustee.

     (C) CGL, Enterprise and the Collateral Trustee agree that in connection with any assignment, transfer or other disposition of the Bareboat Charter and/or the Time Charter or any such sale of the Vessel, the Time Charterer shall have the right to terminate the Time Charter under Section 48.B of the Time Charter

(1) if the Time Charter shall have been assigned to a substitute operator either not currently pre-approved pursuant to Article V(B)(3) or who shall not have been approved pursuant to Article V(B)(4) or (2) if the Time Charterer elects to purchase the Vessel (whether before or after the seventh anniversary of the date of delivery of the Vessel) under the terms of the Time Charter, as modified by this Consent and Agreement.

     (D) CGL, Enterprise and the Collateral Trustee agree that any permitted reassignment, transfer or other disposition of the Time Charter by the Collateral Trustee pursuant to Article V(B) or otherwise with the consent of the Time Charterer shall provide that the assignee or transferee shall have assumed all of the obligations of the Owner under the Time Charter arising after the date of such assumption, and CGL, Enterprise and ISC as the guarantor of their performance shall remain liable to the Time Charterer for any and all obligations of the Owner under the Time Charter arising prior to or which relate to the period prior to the date of such assumption, and after the date of such assignment and assumption.

     VI. Enterprise and the Collateral Trustee agree that so long as the obligations to the Lenders shall be outstanding, in addition to the rights to terminate the Time Charter according to its terms operator shall have been appointed with Time Charterer's consent pursuant to Article V(B), the Time Charter may be terminated by the Time Charterer at any time (whether before or after the seventh anniversary of the date of delivery of the Vessel under the terms of the Time Charter) in the event that the Collateral Trustee proposes to sell the Vessel in a private or judicially-ordered sale pursuant to the exercise of remedies under the Collateral Trust Agreement, the Credit Agreement or the Loan Documents or upon the occurrence of any reorganization, arrangement, insolvency, readjustment, bankruptcy, dissolution, liquidation or similar proceeding involving Enterprise or ISC. In the event that the Collateral Trustee proposes to sell the Vessel in a private or judicially-ordered sale pursuant to the exercise of remedies under the Credit Agreement, it shall notify the Time Charterer in writing of such intention, specifying the anticipated date of sale which shall not be less than 20 days nor more than 60 days from the time of such notification. The Time Charterer shall have 15 days from the date of such notice from the Collateral Trustee to purchase the Vessel by giving its irrevocable Notice of Intention to Exercise Purchase Option to the Owner and the Collateral Trustee. Such purchase shall be in accordance with the procedures and provisions set forth in Appendix 4 to the Time Charter, except that (i) the 180 day notice of purchase shall not be required, (ii) if such purchase occurs before the seventh anniversary of the Time Charter, Schedule A attached hereto,
(iii) if such purchase occurs on a date other than a semi- annual anniversary as set forth in the appropriate schedule the exact purchase price shall be determined by (x) multiplying (A) a number equal to the difference between the next applicable semi-annual purchase price and the last applicable semi-annual purchase price by (B) a fraction, the numerator of which is the number of days since the last semi-annual anniversary and the denominator of which is 180 and (y) subtracting the product of such calculation from the purchase figure applicable to the amount designated for the last applicable semi-annual period.

     VII. CGL and Enterprise each warrant that it is now and for the period of the Time Charter shall remain a citizen of the United States as defined by Section 2 of the Shipping Act of 1916, as amended. Enterprise and Collateral Trustee acknowledge and agree that the term "Owner" as used in the Time Charter, including without limit in Clause 3.A. thereof , shall include Enterprise, in addition to CGL, and that upon any event of default under the Bareboat Charter pursuant to which either Enterprise or the Collateral Trust elect to pursue any remedy available under the terms of the Bareboat Charter, the Credit Agreement, the Collateral Trust Agreement or the Loan Documents, then in such event Enterprise shall assume and perform the obligations of Owner under the Time Charter unless and until a substitute operator is appointed pursuant to Article V(B). In all events, CGL, Enterprise and the Collateral Trustee agree with Time Charterer that the Time Charter shall survive any termination of the Bareboat Charter unless Time Charterer shall elect to terminate the Time Charter. CGL, Enterprise and the Collateral Trustee also agree with Time Charterer that transfer of beneficial ownership, or a controlling interest, in the equity of either CGL or Enterprise shall be deemed a transfer of the Time Charter requiring the Time Charterer's consent.

     VIII. Notwithstanding the provisions of Section 3.B. of the Time Charter to the contrary, or Article VI of this Consent and Agreement, the Time Charterer consents to a direct or indirect interest in the Vessel by a financial institution so long as such financial institution either is a citizen of the United States for purposes of operating a vessel in the United States coastwise trade as defined in Section 2 of the Shipping Act, 1916, as amended, or holds such interest in the Vessel through an "approved" trustee within the meaning of Section 31328 of Title 46, United States Code and is otherwise legally qualified to hold a mortgage on a coastwise qualified vessel under the then applicable law and regulations. So long as such financial institution satisfies the requirements of this Article IX, the Time Charterer shall not have the right to terminate the Time Charter pursuant to Section 3.B. of the Time Charter on account of such financial institution not being a citizen of the United States.

     IX. Terms not defined in this Consent and Agreement or the Credit Agreement shall be defined in the Time Charter.

     X. This Consent and Agreement and the consents referred to herein or provided pursuant hereto may be relied on by Enterprise, CGL and the Collateral Trustee and shall be deemed to satisfy any requirement for the Time Charterer's consent under the Time Charter with respect to the transactions contemplated hereby. In the event of any inconsistency or contradiction between the provisions of the Bareboat Charter and Time Charter as regards to the rights of the parties hereto, the provisions of the Time Charter shall prevail.

     IN WITNESS WHEREOF, the parties, intending to be legally bound, has caused this Consent and Agreement to be duly executed by their duly authorized officers on the day and year first above written.

NEW ENGLAND POWER COMPANY



By: __________________________
     Name: John G. Cochrane
     Title:   Assistant Treasurer

Accepted and agreed to:


THE BANK OF NEW YORK,
   as Collateral Trustee



By: __________________________
     Name:
     Title:



ENTERPRISE SHIP COMPANY, INC.



By: __________________________
     Name: Niels W. Johnsen
     Title:   Chairman



CENTRAL GULF LINES, INC.



By: __________________________
     Name: Niels M. Johnsen
     Title:   Vice President

                            SCHEDULE A


                                        Purchase Value
Beginning of                            Effective at
 Semiannual                             Beginning of Each
    Period*                             Semi-annual Period
_____________                           __________________

         1                                 $59,707,395

         2                                   59,373,814

         3                                        59,040,234

         4                                   58,706,653

         5                                   58,373,073

         6                                        58,039,492

         7                                        57,705,912

         8                                        57,372,331

         9                                   57,038,751

       10                                         56,705,170

       11                                         56,371,590

       12                                         56,038,009

       13                                         55,704,428

       14                                         55,370,848

__________________

* Periods 1 through 14 as defined in Time Charter.